Exhibit 5.1

200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com
FIRM / AFFILIATE OFFICES
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Boston    Munich
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Chicago    Paris
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Houston    Silicon Valley
London    Singapore
Los Angeles    Tokyo
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Milan

March 4, 2022

bluebird bio, Inc.
60 Binney Street
Cambridge, Massachusetts 02142

Re:    Registration Statement on Form S-8; 3,494,617 shares of Common Stock, par value $0.01 per share, of bluebird bio, Inc.
Ladies and Gentlemen:
We have acted as special counsel to bluebird bio, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form S–8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to an aggregate of 3,494,617 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), consisting of (i) 2,844,617 shares of Common Stock which may be issued pursuant to the Company’s 2013 Stock Option and Incentive Plan (the “2013 Plan”) and (ii) 650,000 shares of Common Stock which may be issued pursuant to the 2021 Inducement Plan, as amended (the “Inducement Plan” and, together with the 2013 Plan, the “Plans” and each, a “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the General Corporation Law of the State of Delaware, as amended (the “DCGL”), and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the applicable Plan, assuming in each case that the individual grants or awards under the applicable Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the applicable Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

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March 4, 2022 Page 2
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,

/s/ Latham & Watkins LLP

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